UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2004

MMI PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-29141	74-1622891
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

400 N. Sam Houston Pkwy. E., Ste. 1200
Houston, Texas 77060
(Address of Principal Executive Offices)

(281) 876-0080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
SIGNATURES
News Release

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	News Release issued by MMI Products, Inc. on August 5, 2004 titled “MMI PRODUCTS, INC. REPORTS SECOND QUARTER 2004 RESULTS.”

Statements made in this Current Report on Form 8-K and news release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions (“Factors”) which are difficult to predict. Some of the Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the cyclical nature of the Company’s business; national and regional economic conditions in the U.S.; seasonality of the Company’s operations; levels of construction spending in major markets; supply/demand structure of the industry; competition from new or existing competitors; unfavorable weather conditions during peak construction periods; changes in and implementation of environmental and other governmental regulations; our ability to successfully identify, complete and efficiently integrate acquisitions; our ability to successfully penetrate new markets; and other Factors disclosed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In general, the Company is subject to the risks and uncertainties of the construction industry and of doing business in the U.S. The forward-looking statements are made as of this date and the Company undertakes no obligation to update them, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMI PRODUCTS, INC.
Date: August 6, 2004	By:	/s/ Robert N. Tenczar
Robert N. Tenczar, Vice President
and Chief Financial Officer